OFFICE LEASE

This lease is made between:  CACTUS FAMILY INVESTMENTS, LLC  called Lessor

and

MECHANICAL BREAKDOWN ADMINISTRATORS, INC. called Lessee.


IT IS AGREED BETWEEN LESSOR AND LESSEE AS FOLLOWS:

PREMISES

     1. Lessor hereby leases and Lessee hereby hires, upon the terms and conditions herein set forth, that certain office space known as Suite Number 105A, 105B (5100 SQ. FT) TOP & (5100 SQ. FT) BOTTOM FLOORS, 106A BOTTOM FLOOR (1250 SQ. FT) & TOP FLOOR (2550 SQ. FT), 106B TOP FLOOR (2550 SQ. FT) consisting of approximately 16,750 square feet of floor space, hereinafter referred to as the "Premises" situated on 105A, 105B, 106A TOP & BOTTOM FLOORS, 106B TOP FLOOR of the building, hereinafter referred to as the "Building", located at 9419 East San Salvador, Scottsdale, Arizona.

TERM

     2. The term of this Lease shall be for a period of 60 MONTHS / (5) year(s) commencing on the 01 day of JANUARY , 19 99 , and terminating on the 31 day of DECEMBER , 20 03 .

RENT

     3. (a) Lessee will pay to Lessor, at the office of the building, as rent for the premises, the total sum of $ 197,400.00 , ONE HUNDRED AND NINETY-SEVEN THOUSAND FOUR HUNDRED AND 00/100 DOLLARS (per year) payable in equal monthly installments of $16,450.00 plus applicable city and state taxes, in advance, on the first day of each calendar month, $987,000.00 for the term of the lease, commencing on this 01 day of JANUARY , 19 99 , signed this 04 day of APRIL , 19 99 , and continuing thereafter until said total shall be paid.

     On August 01, 1999 Lessee will lease an additional 3,000 square feet, located at 9419 E. San Salvador Dr., Suite #104, Scottsdale, AZ 85258, at the same rental rate of $12.00 per square foot. A total of 19,450 square feet rented, cost in 1999 is $212,400.00 for total rent. For years 2, 3, 4, and 5, cost will be $233,400.00; plus yearly percentage increase, in lease payments per year; $19,450.00 per month plus percentage increase; $1,146,000.00 in payments for the entire lease term plus yearly increases. This Lease will expire on the 31ST day of DECEMBER , 20 03 .

     (b) Prior to commencement of this Lease, Lessee agrees to deposit with the Lessor the sum of N/A , to be held as a Security Deposit to secure the performance of each and every covenant of this Lease. On termination of this Lease and full payment of all amounts due and performance of all Lessee's covenants and agreements, the Security Deposit shall be returned to Lessee.

     (c) Rental payments shall be made on or before the first day of every month. Payments received later than the 10th of the month shall be assessed a late charge of five percent (5%) of the monthly rental as additional rent the following month. Failure to pay this late charge shall constitute a default of this Lease.

     (d) Lessee further agrees to pay any and all excise, privilege, rent, real state taxes, sales taxes or other applicable taxes, except Lessor's income taxes levied by any governmental authority on the rent or other charges required to be paid under this Lease.

     (e) Lessee will pay an additional two percent (2%) in year two (2) beginning January 01, 2000, four percent (4%) in year three (3), five percent (5%) in year four (4), and six percent (6%) in the fifth (5) year.

UTILITIES

     4. Lessee will use reasonable efforts to provide the premises with heat, air conditioning and electricity in quantities required for normal usage of the premises, without liability for failures or interruptions resulting from any cause or from good faith acts or decisions of the Lessor. Lessee shall be responsible for telephones and all other utilities and services not specifically stated above to be provided by Lessor. It shall be Lessee's obligation to turn off all lights, air conditioning or heating at the close of each business day to conserve energy.

JANITORIAL SERVICE

     5. Lessee shall provide janitorial service for office space only, which will consist of vacuuming, trash bin waste disposal and bathroom cleaning.

LESSEE NOT TO MISUSE

     6. The Lessee will use the premises only for GENERAL OFFICE USE and will not use said premises for lodging or sleeping purposes, or for any immoral or illegal purposes. The Lessee, at his expense, will comply and will cause his employees, agents, and invitees, to comply with all applicable rules and regulations of governmental agencies. The Lessee shall not use or permit upon said premises anything that will increase the rate of insurance thereon, or anything that may be dangerous to life or limb; and will do nothing to create a nuisance or to disturb any other Lessee in said building.

CONDITION OF PREMISES

     7. Lessee acknowledges that his acceptance of possession of the premises constitutes a conclusive admission that he has inspected the premises and has found it in good condition and repair and in all respects in accordance with the obligation of Lessor under this Lease.

UNDERTAKINGS BY TENANT

     8. (a) Lessee shall purchase, during the term of this Lease, comprehensive general liability insurance for bodily injury for limits up to $500,000.00 single limit and property damage in the amount of $11,000.00 per occurrence arising out of the maintenance or use by the Lessee of the premises covered under this Lease Agreement. Further, a Certificate of Insurance shall be furnished to the Lessor, indicating that the Lessor has been named as additional insured on the Lessee's insurance policy.

     (b) Lessee will hold Lessor and all other Lessees of the building and their employees, agents and invitees, harmless from any loss, damage, or liability, caused by Lessee or his employees, agents, invitees to the extent that Lessor or the other Lessees shall not be reimbursed by insurance. Lessee will not claim damages, other than a prorated abatement of the rent, if delivery of possession of the premises shall be delayed beyond commencement of the term of this Lease, regardless of the cause.

     (c) Upon observing that any part of the premises, including the fixtures and facilities, is or appears to be defective, damaged, or in disrepair, regardless of the nature or cause, Lessee will notify Lessor immediately.

     (d) Lessee will not conduct any activities or keep any materials, substances or articles in or about the premises which will impair or invalidate, or increase the premium cost of insurance policies carried by Lessor.

     (e) During the term, the Lessee will maintain the premises in good condition and repair, except such repair and maintenance which are the obligations of Lessor as provided hereafter, and Lessee will maintain all of Lessee's furniture, furnishings, and equipment located in and on the premises in good, neat, and attractive condition and in good taste and repair.

     (f) Lessee will not make any alterations or additions to or install partitions or built-in fixtures or facilities on the premises without Lessor's previous written consent. Any alterations, additions, partitions or built-in fixtures or facilities made to or installed in the premises by Lessee with lessor's consent will be done in accordance with and subject to the written directions and conditions issued by Lessor and shall become a part of the building and the property of the Lessor. Lessor may repair, alter, improve or remodel any portion of the premises or the building but without obligation to do so, without liability to Lessee for any damage or for any inconvenience to or temporary impairment of the enjoyment of the premises by Lessee.

     (g) Lessee will not cause or permit any lien to be imposed upon the premises or the building and will pay all taxes and license fees imposed by reason of any improvements made by Lessee to the premises or imposed upon any personal property located in the premises.

     (h) Lessee will reimburse Lessor for all expenditures made by Lessor for the account or benefit of Lessee.

     (i) Should any part of the premises or the building be taken from Lessor as a result of condemnation proceedings, threatened or filed, Lessee does and will relinquish to Lessor any interest in the proceeds or award. Should all or a substantial part of the premises be taken or requisitioned by a public utility or governmental agency by condemnation or otherwise, Lessor may terminate this Lease on not less than thirty (30) days written notice to Lessee.

     (j) Lessee will permit upon given notice, any agent, or employee of Lessor to enter the premises, with a pass key or otherwise, at any time for inspection or other reasonable purposes, and Lessee releases Lessor from any responsibility for any resulting theft or damage.

     (k) Lessee, at its expense, agrees to install portable fire extinguishers on the premises as required by the insurance companies or municipal authorities.

     (l) Lessee, shall promptly comply with all statutes, ordinances, rules, regulations, orders, and requirements of all governmental bodies during the term of this lease.

     (m) Lessee shall have the privilege, after obtaining Lessor's written consent, of placing such signs on the premises as it deems necessary in the conduct of its business, provided Lessee pays all required fees and obtains all required legal permissions. Lessee agrees to identify and save Lessor harmless from any and all losses, claims and suits for injury to person or property caused by any sign.

RULES AND REGULATIONS

     9. The Lessee, and his agents and servants, shall at all times observe, perform and abide by all the rules and regulations printed upon the back of this instrument and such reasonable modifications thereof and additions thereto as may be hereafter adopted by the Lessor and which apply to all Lessees of the building in which the premises are located. Reference "Rules and Regulations" page 6.

REPAIRS AND MAINTENANCE

     10. Lessor shall furnish the premises during reasonable and usual business hours, usual maintenance service. Lessee hereby assumes all maintenance including cleaning, repairs to air conditioning and other cooling devices. Lessor, however, shall not be obligated to furnish such maintenance service when the need therefore is caused by the negligence or willful act of Lessee, his employees or invitees.

NON-LIABILITY OF LESSOR

     11. The Lessor shall not be liable for any damage, either to person or property, sustained by Lessee or by other persons, due to the building or any part thereof or any appurtenances thereof becoming cut or repair, resulting from faulty or leaky plumbing, gas, water, steam, electrical, heating, cooling, ventilating or air conditioning fixtures, facilities, or conduits; from acts of officers, agents or employees of Lessor or invitees; or from any trespass or public offence committed in or about the premises of the building.

ASSIGNMENT AND SUB-ORDINATION

     12. Lessee may not assign or hypothecate this Lease, or sublet the premises, in whole or in part, directly or indirectly, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any attempted transfer of this Lease, or any right of Lessee in the Lease or in the premises, voluntary or involuntary, direct or indirect, in bankruptcy, reorganization, receivership, probate, law, equity, or otherwise shall be void unless effected with the prior written consent of Lessor. Any assignee or subtenant of Lessee, approved in writing by Lessor, shall be bound by this Lease. Lessor may assign or hypothecate this Lease or convey the building without affecting the obligations of Lessee. This Lease shall be subordinate to any trust deed or mortgage now on the building and any extension or renewal of either and to any trust deed or mortgage which Lessor shall constitute a future waiver or an impairment of the provisions of this paragraph.

CASUALTY

     13. If the premises or building are destroyed in whole or in part by fire or other casualty so as to render the premises unfit for occupancy, Lessor may terminate this Lease or Lessor may at Lessor's cost, restore the premises or building so destroyed, with an equitable abatement of Lessee's rent during the time of such restoration.

DEFAULT

     14. If Lessee should become in default under this Lease, Lessor, at its option and without notice, (1) may terminate this Lease, take possession of the premises and relet the premises at any rent obtainable, recovering from Lessee, in successive actions or in a single action, any deficit between the rent received or to be received and the rent provided to be paid under this Lease, plus all expenses, including attorney's fees, incurred in the taking possession and reletting; or (2) without attempting to relet the premises and with or without terminating this lease, may (a) sue, at regular or irregular intervals and in successive suits, to recover unpaid rent for the remaining term of this Lease, or (b) sue, for general and special damages. If Lessor should take possession of the premises under the provisions of this paragraph or at the end of the term, Lessor may remove to any place of storage, or any dumping ground, at Lessee's risk and expense and without incurring any responsibility to Lessee for loss, damage, or theft, all property in or about the leasehold belonging to or in the custody of Lessee. The remedies provided in this paragraph are cumulative and may be exercised simultaneously with, in addition to, or independently of, any other legal remedy.

RESTORATION OF PREMISES

     15. Upon termination of this Lease, Lessee will restore the premises to Lessor in the same condition as it existed at the commencement of the term, except as otherwise permitted or required by this Lease, and except for reasonable use and wear. Cleaning or repairs of misuse will be deducted from Security Deposit.

HOLDING OVER

     16. Should Lessee hold over the premises after the term of this Lease, he will be a tenant by sufferance from day to day with a rental of N / A per day unless Lessor shall consent in writing to a different tenancy.

INTEREST ON MONETARY OBLIGATIONS

     17. All  monetary  obligations  of Lessee to Lessor  under this Lease shall
carry    N/A    percent (____%) interest per annum from the date due until paid.

TIME OF ESSENCE

     18. Time is of the essence of this Lease.

CONDITION

     19. Each term of this Lease shall constitute a condition.

NOTICES

     20. Notices shall be deemed served upon Lessee which left at or mailed, postage prepaid, to the premises.

WAIVER

     21. No waiver, benefit, privilege, or service, voluntarily granted or performed by Lessor to or for Lessee, or any other Lessee in the building, shall be construed to vest any contractual right in Lessee by custom, estoppel, or otherwise. No waiver by Lessor of a default by Lessee under this Lease shall constitute a waiver of a subsequent default and after a waiver, expressed or implied, no notice need be given that strict compliance in the future will be required.

ATTORNEY'S FEES

     22. If Lessor shall commence any legal proceedings by reason of Lessee's default hereunder and if Lessor shall be the prevailing party in such legal proceedings, Lessee shall pay all costs incurred by Lessor, including reasonable attorney's fees.

PARTIAL INVALIDITY

     23. No partial invalidity of this Lease shall affect the remainder.

HEADINGS

     24. Headings shall not limit or affect any paragraph in this Lease.

REMEDIES CUMULATIVE

     25. All rights and remedies of the Lessor under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

SUCCESSORS AND ASSIGNS

     26. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of, not only the Lessor and the Lessee but also their respective successors, legal representatives and assigns.

ENTIRE AGREEMENT

     27. This Lease contains the complete agreement between Lessor and Lessee and no supplement, amendment, or other commitment will be binding unless in writing and signed by the obligated party.

     Executed this 4 day of April, 1999, at Scottsdale, Arizona for Cactus Family Investments, LLC.

         LESSOR: Cactus Family Investments, LLC
         BY:/s/ Gaylen M. Brotherson
         TITLE: Managing Member
         Witnessed:
         4 day of April, 1999.

         /s/ Shelly Beesley
         Signature

         Executed this 4 day of April, 1999, at Scottsdale, AZ for MBA, Inc.
         LESSEE: MBA, Inc. a division of MBA holdings, Inc.
         BY: /s/ Judy K. Brotherson
         TITLE: President
         Witnessed:
         4 day of  April, 1999.
         Shelly Beesley
         Signature

RULES AND REGULATIONS

     1. PUBLIC AREAS. All public areas of the Building shall be under the sole and absolute control of Landlord and Landlord shall have the exclusive right to regulate, modify and control these areas.

     2. WIRING. When electric wiring of any kind is introduced, it must be connected as directed by the Landlord, and no boring or cutting for wires will be allowed except with the written consent of the Landlord. No apparatus, other than normal office machines and equipment of any kind, shall be connected with the electric wiring of the Leased Premises and/or the Building without the written consent of the Landlord.

     3. INCREASE IN RISK. No tenant shall do anything in the Lease Premises, and/or the Building or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire, or which shall conflict with the regulations of the Fire Department or the fire laws, or with any rules or ordinances established by the Board of Health. No tenant shall use any machinery which may cause any objectional noise, jar, or tremor to the floors or walls, or which, by its weight, might injure the floors of the Building.

     4. NO AUCTIONS. No tenant shall conduct any auction on the Leased Premises. No tenant shall store goods, wares or merchandise on the Leased Premises, except for such tenant's own personal use.

     5. MOVING. All freight, furniture, fixtures and equipment must be moved into, within, and out of the Building under the supervision of the Landlord, and according to such regulations as determined by Landlord from time to time.

     6. TENANT REQUESTS. The requests of any tenant will be attended to only upon written application at the office of the Building. Employees of Landlord shall not perform any work, nor do anything outside of their regular duties unless special written instructions from the Landlord are first had and obtained and no employee shall admit any person (whether a tenant or otherwise) to any part of the Building without specific instructions from the Landlord or Landlord's agent.

     7. KEYS. All keys shall be obtained from the Landlord and all keys shall be returned to the Landlord upon the termination or earlier expiration of this Lease. No tenant shall change the locks, or install other locks, on the doors to the Leased Premises or elsewhere without the written consent of Landlord.

     8. LOCKING OF LEASED PREMISES. Each tenant shall see that the windows and doors of the Leased Premises are closed and securely locked before leaving the Leased Premises and that all lights are properly turned off.

     9. NOTICE OF ACCIDENTS. Each tenant shall give Landlord prompt notice of any accident to, or defects in, the Building, the Leased Premises, the plumbing, electric wiring, heating or air conditioning so that the same may be attended to promptly.

     10. JANITORIAL SERVICES. All cleaning and janitorial services for the Building and the Leased Premises shall be provided exclusively through Landlord.

     11.  UTILITIES.   No  tenant  shall  use  any  method  of  heating  or  air
conditioning other than that supplied by Landlord.

     12. COOPERATION WITH LANDLORD. Each tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and other window coverings when the sun's rays fall on the windows of the Leased Premises. No tenant shall not tamper with, alter or change the setting of any thermostats or temperature control valves.

     13. CONTROL BY LANDLORD. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner act in violation of any of the rules and regulations of the Building.

     14. SERVICES. All services to be provided by Landlord as specified shall be subject to schedule change as Landlord shall deem necessary.

     15. PASSES. Landlord reserves the right to exclude from the Building at all times, other than the reasonable hours of the generally recognized business day as determined by Landlord, all persons who do not present a pass or other identification acceptable to Landlord.

     16. CANVASSING. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent such activities.

     17. HAND TRUCKS. There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those which are approved by Landlord in writing and which had trucks are equipped with rubber tires and side guards.

     18. PLUMBING. The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substance shall be thrown therein. All damage resulting from any misuse of fixtures shall be borne by the tenant who, or whose employees, agents or visitors shall have caused the same.

     19. VEHICLES, COOKING, PETS. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises, and/or the Building and, except for any restaurant tenant permitted by Landlord to do so, no cooking shall be done or permitted by any tenant on the Leased Premises and/or the Building except the preparation of coffee, tea, hot chocolate and similar items for the Tenant, its employees and business visitors. No tenant shall cause or permit any unusual or objectionable odors to escape from the Leased Premises.

     20. ADVERTISING. No tenant shall engage in advertising which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability.

     21. AMENDMENT. Landlord reserves the right at any time to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgement may from time to time be necessary for the safety, care and cleanliness of the Leased Premises, the Building and for the preservation of order therein.

     22. HEADINGS. The headings of the Paragraphs of these rules and regulations are for convenience of reference only and shall not limit or define, in any way the terms and provisions hereof.

     23. PROHIBITIVE USES. No premises shall be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of such premises for general office purposes. No tenant shall occupy or permit any portion of its premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop without the prior written consent of Landlord. No tenant shall advertise for laborers giving an address at the Building. No promises shall be used for lodging or sleeping or for illegal purposes.

     24. COMBUSTIBLE MATERIALS. No tenant shall use or keep in any premises or at the Building any kerosene, gasoline or inflammable or combustible fluid or material.

     25. WINDOW COVERINGS. Tenant shall not place any coverings on the windows without first obtaining Landlord's written consent. The acceptability of any such covering shall be at Landlord's sole discretion.

     26. EXTERIOR FURNITURE. Tenant shall not place any furnishings on the balconies or patios of the Building.

     DATED this 4 day of April, 1999


     /s/ Gaylen Brotherson
     "LANDLORD"


RECEIPT BY TENANT

The undersigned Tenant hereby acknowledges receipt of a complete copy of the foregoing rules and regulations.

     DATED this 4 day of April, 1999


     /s/ Judy K. Brotherson
     "TENANT"